UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  March 9, 2005
                                  -------------
                Date of report (Date of earliest event reported)


                             ACME UNITED CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                               ------------------


          Connecticut                     01-07698              06-0236700
(State or Other Jurisdiction of         (Commission          (I.R.S. Employer
 Incorporation or Organization)         File Number)          Identification)


                  1931 Black Rock Turnpike, Fairfield, CT 06825
                  ---------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (203) 332-7330
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                  ---------------------------------------------
          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         This Current Report on Form 8-K is being filed by Acme United Corporation (the "Company") solely to report the information set forth in Item 1 hereof.

Item 1.           Registrant's Business and Operations

         Item 1.01         Entry into a Material Definitive Agreement

On March 9, 2005, the Company paid the second portion of its cash bonuses in respect of services rendered by its officers during fiscal 2004 (the first portion being paid in July 2004). Such cash bonuses for the Company's Chief Executive Officer and the four remaining most highly paid executive officers as set forth in the Company's Proxy Statement for its 2004 Annual Meeting are as follows:

Walter Johnsen, President and CEO, $215,000 (combined with the first portion of bonus for a total of $300,000); Brian Olschan, Executive Vice President, $175,000 (combined with the first portion of bonus for a total of $235,000); Paul Driscoll, Chief Financial Officer, $65,000 (combined with the first portion of bonus for a total of $100,000); James Benkovic, Vice President of Sales, $65,000 (combined with the first portion of bonus for a total of $100,000); and Larry Buchtmann, Vice President of Operations and Technology, $22,500 (combined with the first portion of bonus for a total of $30,000).


                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  ACME UNITED CORPORATION

Date: March 10, 2005              By: /s/  Paul G. Driscoll
                                      ------------------------------------
                                      Paul G. Driscoll
                                      Vice President and Chief Financial Officer